                                 SCHEDULE 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

                               (Amendment No. 1)

  Filed by the registrant  /X/
  Filed by a party other than the registrant / /
  Check the appropriate box:
     /  / Preliminary proxy statement        / / Confidential,  for Use of the
                                                 Commission Only (as permitted
                                                 by Rule 14a-6(e)(2))
     / X/  Definitive proxy statement
     /  /  Definitive additional materials
     /  /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                           DARLING INTERNATIONAL INC.
                   -------------------------------------------
                (Name of Registrant as Specified in Its Charter)

      -------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

 /X/ No fee required.

 / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3)  Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

        ---------------------------------

 / / Fee paid previously with preliminary materials:

        -------------------------------

 / / Check box if any part of the fee is offset as  provided  by Exchange
        Act Rule  0-11(a)(2)  and identity the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing

         (1)    Amount previously paid:

         (2)    Form, schedule or registration statement no.:

         (3)    Filing party:

         (4)    Date filed:

____________________________________________________________________

April 20, 2001

To the Stockholders of Darling International Inc.:

You are cordially invited to attend the annual meeting of stockholders of Darling International Inc. (the "Company") to be held on Wednesday, May 16, 2001 at 10 a.m., local time, at the Company's corporate headquarters at 251 O'Connor Ridge Blvd., Suite 300, Irving, Texas 75038.

At the annual meeting, in addition to reelecting directors, you will be asked to approve amendments to the Company's 1994 Employee Flexible Stock Option Plan and the grant under such plan of an option to me, and authorize the Board to grant employee options, on or after June 4, 2001 at 100% of the grant date fair market value, in an amount equal to those surrendered last December. Please read the enclosed materials carefully. Even if you plan to attend the meeting in person, please complete the enclosed proxy card and return it in the accompanying envelope as soon as possible.

Sincerely,

Denis J. Taura
Chairman and Chief Executive Officer

____________________________________________________________________

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

DARLING INTERNATIONAL INC.
251 O'Connor Ridge Boulevard
Suite 300
Irving, Texas 75038

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To be held May 16, 2001

To the Stockholders of Darling International Inc.:

     NOTICE IS HEREBY GIVEN that the 2001 annual meeting of stockholders of Darling International Inc. will be held on Wednesday, May 16, 2001 at 10:00 a.m., at the Company's corporate headquarters at 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas, 75038 for the following purposes:

  to elect six directors of Darling International Inc. to serve until the next annual meeting of stockholders (Proposal 1);
  to consider and approve certain amendments to the Company's 1994 Employee Flexible Stock Option Plan (the "1994 Plan"), and ratify the grant of options to the Company's Chief Executive Officer (Proposal 2);
  to consider and authorize the Board of Directors to grant under the 1994 Plan on or after June 4, 2001 options to purchase 735,355 shares of Common Stock at 100% of fair market value on such date to key employees who surrendered an equal number of options on December 1, 2000 (Proposal 3); and
  to transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

     The Board of Directors has fixed the close of business on April 9, 2001 as the record date for determination of stockholders entitled to notice of and vote at the meeting or any adjournment or postponement thereof.

     The Annual Report of Darling International Inc. for the fiscal year ended December 30, 2000 is enclosed for your convenience.

STOCKHOLDERS ARE URGED TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

By Order of the Board of Directors

Joseph R. Weaver, Jr.
Secretary

April 20, 2001

____________________________________________________________________

DARLING INTERNATIONAL INC.
251 O'Connor Ridge Boulevard
Suite 300
Irving, Texas 75038

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

To be held May 16, 2001

     The enclosed proxy is solicited by the Board of Directors of Darling International Inc. (the "Company"). This Proxy Statement and the accompanying form of proxy, Notice of Annual Meeting of Stockholders and letter to stockholders are first being mailed to stockholders of record of the Company's common stock, par value $.01 per share (the "Common Stock"), on or about April 20, 2001, in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders, including any adjournments or postponements thereof (the "Meeting") to be held at the Company's corporate headquarters at 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas 75038 on Wednesday, May 16, 2001, at 10:00 a.m., local time.

SOLICITATION OF PROXIES

     The expense of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by mail, solicitation may be made by the directors, officers and employees of the Company by other means, including telephone, telegraph or in person. No special compensation will be paid to directors, officers or employees for the solicitation of proxies. To solicit proxies, the Company also will request the assistance of banks, brokerage houses and other custodians, nominees or fiduciaries, and, upon request, will reimburse such organizations or individuals for their reasonable expenses in forwarding soliciting materials to beneficial owners and in obtaining authorization for the execution of proxies. The Company will also use the services of the proxy solicitation firm of Corporate Investor Communications, Inc. to assist in the solicitation of its proxies. For such services the Company will pay a fee that is not expected to exceed $5,000, plus out-of-pocket expenses.

PURPOSE OF MEETING

     At the Meeting, action will be taken to (1) elect six directors to hold office until the next annual meeting of stockholders and until their successors shall have been elected and qualified (Proposal 1), (2) to consider and approve certain amendments to the 1994 Employee Flexible Stock Option Plan of Darling International Inc. (the "Plan"), and ratify the grant of options to the Company's Chief Executive Officer (Proposal 2) and (3) to consider and authorize the Board of Directors to grant under the 1994 Plan on or after June 4, 2001 options to purchase 735,355 shares of Common Stock at 100% of fair market value on such date to key employees who surrendered an equal number of options on December 1, 2000 (Proposal 3). Stockholders may also consider and vote upon such other matters as may properly come before the Meeting or any adjournments or postponements thereof. The Board of Directors does not know of any other matter that is to come before the Meeting. If any other matters are properly presented for consideration, however, the persons authorized by the enclosed proxy will have discretion to vote on such matters in accordance with their best judgment.

     Stockholders are urged, immediately after reviewing the information contained in this Proxy Statement and in the Annual Report outlining the Company's operations for the fiscal year ended December 30, 2000, to fill in, sign and date the accompanying form of proxy, solicited on behalf of the Board of Directors of the Company, and, return it in the envelope provided for that purpose. If the accompanying proxy card is properly signed and returned to the Company prior to the Meeting, it will be voted at the Meeting and any adjournment or adjournments thereof in the manner specified therein. If no directions are given but proxies are executed in the manner set forth therein, such proxies will be voted FOR the election of the nominees for director set forth in this Proxy Statement and FOR Proposals 2 and 3.

REVOCATION OF PROXY

     Any stockholder returning the accompanying proxy may revoke such proxy at any time prior to its exercise by giving written notice to the Secretary of the Company of such revocation, voting in person at the Meeting, or executing and delivering to the Secretary of the Company a later-dated proxy. Any such later-dated proxy should be sent to the attention of Joseph R. Weaver, Jr., Darling International Inc., 251 O'Connor Ridge Blvd., Suite 300, Irving, TX 75038. Attendance at the Meeting will not by itself constitute a revocation of a proxy.

QUORUM AND VOTING REQUIREMENTS

     Only stockholders of record as of the close of business on April 9, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournments thereof. As of the close of business on the Record Date, there were 15,589,077 shares of Common Stock issued and outstanding and entitled to vote. The Common Stock constitutes the only class of capital stock of the Company issued and outstanding. Each stockholder of record on the Record Date is entitled to one vote on each matter presented at the Meeting for each share of Common Stock held of record by such stockholder. A majority of the outstanding shares of Common Stock, represented in person or by proxy, will constitute a quorum at the Meeting; however, if a quorum is not present or represented at the Meeting, the stockholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the Meeting from time to time, without notice, other than by announcement at the Meeting, until a quorum is present or represented. At any such adjourned Meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the original Meeting.

     Each share of Common Stock may be voted to elect up to six individuals (the number of directors to be elected) as directors of the Company. To be elected, each nominee must receive a plurality of all votes cast with respect to such position as director. Accordingly, shares not voted in the election of directors (including shares covered by a proxy as to which authority is withheld to vote for all nominees) and shares not voted for any particular nominee (including shares covered by a proxy as to which authority is withheld to vote for only one or less than all of the identified nominees) will not prevent the election of any of the nominees for director. Shares of Common Stock which are represented by properly executed proxies, unless such proxies shall have previously been properly revoked, will be voted in accordance with the instructions indicated in such proxies. With respect to Proposals 2 and 3, if a quorum is present, the affirmative vote of a majority of the shares represented at the Meeting and entitled to vote is required for approval. As a result, abstention votes will have the effect of a vote against such matters. It is intended that, unless authorization to vote for one or more nominees for director is withheld, proxies will be voted FOR the election of all of the nominees named in this Proxy Statement. In addition, if no contrary instructions are indicated, such shares will be voted (1) FOR Proposals 2 and 3 and (2) in the discretion of the persons named in the proxies as proxy appointees as to any other matter that may properly come before the Meeting.

     Votes cast by proxy or in person will be counted by two persons appointed by the Company to act as inspectors for the Meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. Abstentions will have no effect on the outcome of the election of directors.

     Broker non-votes occur where a broker holding stock in street name votes the shares on some matters but not others. Brokers are permitted to vote on routine, non-controversial proposals, such as Proposal 1, in instances where they have not received voting instructions from the beneficial owner of the stock but are not permitted to vote on non-routine matters, such as Proposals 2 and 3. The missing votes on non-routine matters are deemed to be "broker non-votes." The election inspectors will treat broker non-votes as shares that are present and entitled to vote for the purpose of determining the presence of a quorum. However, for the purpose of determining the outcome of Proposals 2 and 3 as to which the broker or nominee has indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to Proposals 2 and 3 (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

____________________________

Proposal No. 1

ELECTION OF DIRECTORS

     The current Board of Directors consists of six members. At the Meeting, six directors are to be elected to hold office until the next annual meeting of stockholders and until their successors have been elected and qualified. The nominees for election as directors are Joe Colonnetta, Fredric J. Klink, Dennis B. Longmire, James A. Ransweiler, Denis J. Taura and Bruce Waterfall. Each of the nominees has consented to serve as a director if elected. If any of the nominees shall become unable or unwilling to stand for election as a director (an event not now anticipated by the Board of Directors), proxies will be voted for such substitute as shall be designated by the Board of Directors. The following table sets forth for each nominee for election as a director of the Company, his age, principal occupation, position with the Company, if any, and certain other information.

         Name             Age                 Principal Occupation                 Director Since
         ----             ---                 --------------------                 --------------
  Denis J. Taura           61    Mr.  Taura  has  served  as  Chairman  of the     December 1993
                                 Board  and  Chief  Executive  Officer  of the
                                 Company  since  August  1999.  Mr. Taura is a
                                 partner  in the  management  consulting  firm
                                 Taura Flynn and  Associates,  LLC.  Previously,
                                 in October 1991,  Mr. Taura founded  D. Taura
                                 and Associates,  a management  consulting firm,
                                 of which Mr. Taura  served as chairman.  From
                                 January 1995 through  October 1996, Mr. Taura
                                 was also  affiliated with Zolfo Cooper LLC, a
                                 management  consulting  firm.  From  1972  to
                                 October  1991,  Mr.  Taura was a partner with
                                 KPMG  Peat  Marwick.  Mr.  Taura  serves as a
                                 director of Kasper A.L.S. Limited.

  Joe Colonnetta           39    Mr.  Colonnetta  has served as a Principal at     May 2000
                                 the equity  firm  Hicks,  Muse,  Tate and Furst
                                 Incorporated  since June 1996.  In June 1995,
                                 Mr.  Colonnetta  founded  and was  the  Chief
                                 Executive  Officer  of  Resource   Management
                                 Partners,    a    management    partner    to
                                 institutional  and private  equity firms that
                                 own middle  market  companies.  Prior to June
                                 1995, Mr.  Colonnetta was the Chief Financial
                                 Officer  of  TRC,  a   restaurant   and  food
                                 company.

  Fredric J. Klink         67    Mr.  Klink has been a partner at the law firm     April 1995
                                 of   Dechert   for  more  than  five   years.
                                 Mr. Klink's  law  practice   concentrates  on
                                 mergers  and  acquisitions,  securities,  and
                                 international  work.  He  received  his LL.B.
                                 from Columbia Law School in 1960.
  Dennis B. Longmire       56    Dr. Longmire is the Chief  Executive  Officer     March 1995
                                 of  McCauley  Brothers.   He  has  served  as
                                 Chief Executive  Officer of McCauley Brothers
                                 since  1999.  Prior  to  that,  Dr.  Longmire
                                 served  as  Chairman   and  Chief   Executive
                                 Officer  of the  Company  starting  in  March
                                 1995.   Prior  to  that,  Dr.   Longmire  was
                                 President  of  Premiere  AgriTechnologies,  a
                                 wholly       owned        subsidiary       of
                                 Archer-Daniels-Midland     Co.     ("A.D.M.")
                                 starting  January  1994.  Dr.  Longmire  also
                                 serves  as  a  director  of  Terra   Nitrogen
                                 Corporation.

  James A. Ransweiler      58    Mr.  Ransweiler  has served as the  President     August 1999
                                 and Chief  Operating  Officer of the  Company
                                 since August 1999. Mr.  Ransweiler  served as
                                 the  President  of  Darling   Rendering  from
                                 October  1997 to  August  1999.  From  August
                                 1986  to  October  1997,  he  served  as Vice
                                 President of the  Company's  Eastern  Region,
                                 except for the period  from  January  1989 to
                                 February  1990  when  he  served  as  Special
                                 Projects Coordinator.

  Bruce Waterfall          63    Mr.  Waterfall is President and co-founder of     March 1995
                                 Morgens,  Waterfall,   Vintiadis  and  Company,
                                 Inc., ("Morgens,  Waterfall").  Mr. Waterfall
                                 has been a  professional  money  manager  and
                                 analyst  for  more  than  twenty-five  years.
                                 Mr.   Waterfall   serves  as  a  director  of
                                 Elsinore  Corporation.   Entities  controlled
                                 by  Morgens,   Waterfall   beneficially   own
                                 approximately   46%   of   the   issued   and
                                 outstanding   Common  Stock.   See  "Security
                                 Ownership  of Certain  Beneficial  Owners and
                                 Management."

     On March 28, 2001, David Jackson resigned as a director and declined to stand for reelection.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

Meetings and Committees of the Board of Directors

     During the fiscal year ended December 30, 2000, the Board of Directors held five regular meetings and one special meeting. Each of the directors attended at least 75% of all meetings held by the Board of Directors and all meetings of each committee of the Board of Directors on which such director served during the fiscal year ended December 30, 2000.

     The Board of Directors has an audit committee (the "Audit Committee") and a compensation and management development committee on executive compensation (the "Compensation Committee"). The Board of Directors does not have a nominating committee or any other committees.

     The Audit Committee currently consists of Messrs. Colonnetta (Chairman), Klink, and Waterfall. The Audit Committee met four times during the fiscal year ended December 30, 2000. The functions of the Audit Committee are (i) to annually request from the outside auditors, a formal written statement delineating all relationships between the auditor and the Company, discuss with the outside auditors any such disclosed relationships and their impact on the outside auditor's independence; and recommend that the Board of Directors take appropriate action to oversee the auditor's independence; (ii) to review the audit plans, scope, fees, and audit results of the Company's independent auditors; (iii) to review internal audit reports on the adequacy of internal audit controls; (iv) to review non-audit services and fees; and (v) to review the scope of the internal auditors' plans, the results of their audits, and the effectiveness of the Company's program of correcting audit findings. The Audit Committee also recommends to the Board of Directors the independent auditors to perform the annual audit of the Company's financial statements. The Directors who serve on the Audit Committee are all "independent" for purposes of the American Stock Exchange listing standards. That is, no committee member has a relationship to the Company that might interfere with his exercise of independent judgment.

     The Board of Directors has adopted a written charter attached to this proxy statement as Exhibit 1 setting out the audit related functions the committee is to perform.

     The Compensation Committee consisted of Mr. Jackson (Chairman), until his resignation as Chairman on March 28, 2001, Mr. Waterfall and Dr. Longmire. Mr. Klink suceeded Mr. Jackson as Chairman of the Compensation Committee. The Compensation Committee met one time during the fiscal year ended December 30, 2000 and the full Board of Directors devoted portions of two meetings to compensation issues. The functions of the Compensation Committee are (i) to review and recommend to the Board of Directors the direct and indirect compensation and employee benefits of the Company's executive officers; (ii) to review and administer the Company's incentive, bonus, and employee benefit plans, including the 1993 Plan, the 1994 Plan, and the Non-Employee Directors Stock Option Plan (the "Directors Plan"); (iii) to review the Company's policies relating to employee and executive compensation; and (iv) to review management's long-range planning for executive development and succession. The Compensation Committee also performs the functions of the nominating committee of the Board of Directors.

Compensation of Directors

     Non-employee members of the Board of Directors ("Outside Directors") are paid a $25,000 annual retainer. After six board meetings have been personally attended, each Outside Director receives $1,500 for each board meeting or $1,000 for each committee meeting personally attended, or $500 if a committee meeting is attended before or after a board meeting, and $750 for each board or committee meeting attended by telephone.

     Under the Directors Plan prior to May 17, 2000, each Outside Director was granted an option to purchase 15,000 shares of Common Stock on the tenth business day of July 1995 and was granted an identical option on the tenth business day of July of each year thereafter. Each Outside Director elected after July 1995 but prior to May 17, 2000, was granted an option to purchase 21,000 shares of Common Stock on the day he was first elected by the stockholders as a member of the Board of Directors. Pursuant to an amendment to the Directors Plan adopted on May 17, 2000, each Outside Director elected on or after May 17, 2000 is granted options to buy 4,000 shares of the Company's Common Stock when he is first elected to the board by the stockholders. On the tenth business day of July each calendar year thereafter, options to purchase 4,000 shares of the Company's Common Stock are granted, but such grants occur only if the Company obtains ninety percent (90%) of the Company's target for EBITDA for the year of such director's election. The per share exercise price of each option granted under the Directors Plan is equal to the fair market value per share of the Company's Common Stock on the date of grant of the options relating thereto. Twenty-five percent of the shares subject to each option vest on the date that is six months following the date of grant and 25% of the shares vest on each of the first, second and third anniversaries of the date of grant thereafter. Options to purchase an aggregate of 450,000 shares of Common Stock may be granted under the Directors Plan.

     If while unexercised options remain outstanding under the Directors Plan, any of the following events occur, all options granted under the Directors Plan become exercisable in full, whether or not they are otherwise exercisable: (1) any entity other than the Company makes a tender or exchange offer for shares of the Company's Common Stock pursuant to which purchases are made; (2) the stockholders of the Company approve a definitive agreement to merge or consolidate the Company with or into another corporation or to sell all or substantially all of the assets or adopt a plan of liquidation; (3) the beneficial ownership of securities representing more than 15% of the combined voting power of the Company is acquired by any person; or (4) during any period of two consecutive years, the individuals who at the start of such period were members of the Board of Directors cease to constitute at least a majority thereof, unless the election of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the start of such period. In the case of a merger, where the Company is the surviving entity and in which there is a reclassification of the shares of Common Stock, each option shall become exercisable for the kind and amount of shares of stock or other securities receivable upon such reclassification or merger.

     Options to buy 4,000 shares of the Company's Common Stock were granted under the Directors Plan to Mr. Colonnetta and Dr. Longmire in year 2000 pursuant to their election as non-employee directors. No other options were granted under the Directors Plan for the year 2000 because the Company did not achieve 90% of its targeted EBITDA for its fiscal year ended December 30, 2000.

EXECUTIVE OFFICERS

     The executive officers of the Company serve at the discretion of the Board of Directors and are chosen annually by the Board at its first meeting following the annual meeting of stockholders. The following table sets forth the names and ages of the executive officers of the Company and all positions held with the Company by each individual.

      Name                     Age                     Title
      ----                     ---                     -----
Denis J. Taura.................61     Chairman of the Board and Chief Executive Officer
James A. Ransweiler............58     President and Chief Operating Officer
John O. Muse...................52     Executive Vice President  - Finance and Administration
Robert L. Willis...............61     Vice President - Operations
Omer A. Dreiling, II...........47     Vice President - Western Region
Neil Katchen...................55     Vice President - Eastern Region
Mitchell Kilanowski............49     Executive Vice President - Marketing and Research
Joseph R. Weaver, Jr...........54     General Counsel and Secretary

     For a description of the business experience of Mr. Taura and Mr. Ransweiler, see "Election of Directors."

     John O. Muse has served as Executive Vice President-Finance and Administration since February 2000. From October 1997 to February 2000, he served as Vice President and Chief Financial Officer. From 1994 to October 1997 he served as Vice President and General Manager at Consolidated Nutrition, L.C. Prior to serving at Consolidated Nutrition, Mr. Muse was Vice President of Premiere Technologies, a wholly-owned subsidiary of Archer-Daniels-Midland Company. Since August 1998, Mr. Muse has served on an advisory board for Factory Mutual Insurance Company.

     Robert L. Willis has served as Vice President-Operations since May 1999. From September 1998 to May 1999 Mr. Willis served as President-Esteem Products. From September 1986 to September 1998 Mr. Willis served as Vice President of the Company's Central Region. From August 1983 to August 1986, he served as Assistant Division Manager of the Company's Midwest Division.

     Omer A. Dreiling, II has served as Vice President of the Company's Western Region since 1986. Mr. Dreiling is a past president of the Southwest Meat Association, has served as a director of the Texas Renderers Association, and he currently serves as a director of the Pacific Coast Renderers Association.

     Neil Katchen has served as Vice President of the Company's Eastern Region since October 1997 and served as General Manager of the Company's Newark, New Jersey facility from January 1990 to October 1997.

     Mitchell Kilanowski has served as Executive Vice President-Marketing and Research since January 1999. From September 1997 to January 1999 Mr. Kilanowski served as Vice President-Marketing. From August 1986 to September 1997 he served as Director of Domestic Sales. From March 1975 to August 1986 he served in customer sales and service.

     Joseph R. Weaver, Jr. has served as General Counsel of the Company since March 1997 and as Secretary of the Company since April 1997. From May 1994 to March 1997, he served as Secretary and General Counsel of AAF-McQuay, Inc. From January 1990 to April 1994, Mr. Weaver served as Assistant General Counsel of AAF-McQuay, Inc., then known as Snyder General Corporation.

EXECUTIVE COMPENSATION

     The following table sets forth certain information with respect to annual and long-term compensation for services in all capacities for fiscal years 2000, 1999 and 1998 paid to the five most highly compensated executive officers of the Company who were serving as such at December 30, 2000 (hereinafter collectively referred to as the "Named Officers").

SUMMARY COMPENSATION TABLE

                                                                           Long-Term
                                                   Annual Compensation    Compensation
                                                   -------------------    ------------
                                                                            Number of
                                                                           Securities
           Name and                                                        Underlying       All Other
      Principal Position              Year        Salary         Bonus       Options      Compensation
   -----------------------            ----        ------         -----    ------------    ------------

Denis J. Taura                        2000     $520,000(1)          --    1,080,000(5)      $13,200(2)
 Chairman and Chief Executive         1999         --               --       15,000(7)      328,007(3)
    Officer                           1998         --               --       15,000(7)      335,592(4)

James A. Ransweiler                   2000      300,000             --             --            --
  President  and Chief Operating      1999      258,000             --             --            --
      Officer                         1998      235,000             --             --        17,218(6)

John O. Muse                          2000      197,693             --             --            --
  Executive Vice President -          1999      185,000             --             --            --
     Finance and Administration       1998      185,000             --             --        11,600(6)

Omer A. Dreiling, II                  2000      195,000             --             --            --
  Vice President - Western Region     1999      195,000             --             --            --
                                      1998      198,023             --             --            --

Neil Katchen                          2000      195,000             --             --            --
  Vice President - Eastern Region     1999      178,460             --             --            --
                                      1998      150,000         56,813             --        76,057(6)

----------------

  Of this amount, $130,000 represents compensation paid to Taura Flynn and Associates, LLC, of which Mr. Taura is a principal, for services provided to the Company by Mr. Taura as Chief Executive Officer pursuant to a loan-out agreement. Effective March 15, 2000, Mr. Taura became a Company employee. Mr. Taura does not participate in any of the Company's employee benefit plans.
  $13,200 represents payments of management consulting fees and expenses to Taura Flynn and Associates, LLC, of which Mr. Taura is a principal, for services provided to the Company.
  Amount represents payments of management consulting fees and expenses to Taura Flynn and Associates, LLC, of which Mr. Taura is a principal. Of this amount, $148,007 represented fees and expenses during 1999 related to management consulting services provided to the Company prior to Mr. Taura serving as Chief Executive Officer and $180,000 was paid pursuant to a loan-out agreement in connection with Mr. Taura serving as Chief Executive Officer.
  Amount represents payments of management consulting fees and expenses to Taura Flynn and Associates, LLC, of which Mr. Taura is a principal.
  Amount represents (i) options to purchase 540,000 shares of Common Stock granted March 15, 2000 and ratified by shareholders on May 17, 2000; and (ii) options granted on December 13, 2000 to purchase an additional 540,000 shares of Common Stock. See Proposal 2.
  Amount represents moving expense allowances and reimbursements made by the Company.
  Pursuant to the Directors Plan on the tenth business day of July each year, 15,000 options were granted to Mr. Taura as a non-employee director prior to him serving as Chief Executive Officer of the Company.

Option Grants

     The Company did not grant options to any Named Officer under the 1994 Plan during the fiscal year ended December 30, 2000, except for the options involved in Proposal 2. See Proposal 2. On May 17, 2000 stockholders ratified the grant by the Board of Directors in March 2000 of options to purchase 540,000 shares to Denis Taura. Both of such option grants (i) were at 100% of fair market value on the date of grant, and (ii) were immediately vested, subject to Mr. Taura's continued service as the Company's Chief Executive Officer for specified periods. Mr. Taura satisfied the service period requirement for March 2000 option grant on September 30, 2000. If Mr. Taura voluntarily terminates his service as Chief Executive Officer prior to September 30, 2001, the option involved in Proposal 2 will terminate (excluding changes of control of the Company).

Option Exercises and Year-End Options Values

     The following table sets forth certain information with respect to options exercised during the fiscal year ended December 30, 2000 by each of the Named Officers and the value of unexercised options held by each of the Named Officers at December 30, 2000:

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                            Options Exercised
                              in Fiscal 2000            Number of Securities        Value of Unexercised
                         ------------------------     Underlying Unexercised      In-the-Money Options at
                            Shares                  Options at December 30, 2000      December 30, 2000
                         Acquired on     Value            Exercisable (E)              Exercisable (E)
                           Exercise     Realized        Unexercisable (U)             Unexercisable(U)(1)
                         ------------------------   ---------------------------   -------------------------
   Denis J. Taura             ---           ---             1,194,750 (E)                $ 0 (E)
                                                               11,250 (U)                  0 (U)
   James A. Ransweiler        ---           ---               164,832 (E)                  0 (E)
                                                                    0 (U)                  0 (U)
   John O. Muse               ---           ---                     0 (E)                  0 (E)
                                                                    0 (U)                  0 (U)
   Omer A. Dreiling, II       ---           ---               164,832 (E)                  0 (E)
                                                                    0 (U)                  0 (U)
   Neil Katchen               ---           ---                     0 (E)                  0 (E)
                                                                    0 (U)                  0 (U)

     1. Based on the difference between the closing price of the Common Stock on December 30, 2000 ($0.375 per share) and the exercise price of the option.

Severance Agreements

     The Company has entered into severance agreements with Messrs. Taura, Ransweiler, Muse, Dreiling, and Katchen which provide, subject to certain conditions, for severance compensation equal to one year's compensation to the officer (except that, in Mr. Taura's case, severance compensation is equal to two years' compensation) in the event of a termination of the officer's employment unless such termination is voluntary or based upon cause as defined in the agreement.

Stock Option Plans

1993 Plan. The Board of Directors has suspended the 1993 Plan and no further options are to be issued under such plan. Officers and other key employees of the Company and its subsidiaries were eligible to receive options under the 1993 Plan. In December 1993, the Company granted options covering 1,483,500 shares of Common Stock to seven members of the Company's management pursuant to the 1993 Plan. The exercise price of these options is $2.857 per share. These options vested 20% on the date of grant and vest 20% on each anniversary date thereof. The vesting schedule for the options granted under the 1993 Plan is accelerated by one year upon the termination of a grantee's employment. The options granted pursuant to the 1993 Plan are intended to be incentive stock options to the maximum extent permissible under the Internal Revenue Code of 1986, as amended (the "Code") and nonqualified stock options to the extent not incentive stock options. 184,066 of the shares covered by these options were transferred to the 1994 Plan prior to the three-for-one stock split, pursuant to shareholder approval at the annual meeting of stockholders held May 20, 1997.

1994 Plan. The Compensation Committee may grant options under the 1994 Plan to officers and other key employees of the Company and its subsidiaries. The purpose of the 1994 Plan is to attract, retain and motivate officers and key employees of the Company, and to encourage them to have a financial interest in the Company. In 1994, 500,000 options, each to buy one share of the Company's Common Stock, were authorized for the 1994 Plan and pursuant to stockholder approval at the annual meeting of stockholder held May 20, 1997, 184,066 options forfeited or canceled under the 1993 Plan were authorized as additional options available for grant under the 1994 Plan. Therefore, after the effect of the three-for-one stock split, a total of 2,052,198 options were authorized to be granted under the 1994 Plan. Pursuant to stockholder approval at the annual meeting of stockholders held May 27, 1998, 500,000 additional options were authorized for the 1994 Plan bringing the total authorized to be granted under the 1994 Plan to 2,552,198 options. Pursuant to stockholder approval at the annual meeting of stockholders held May 17, 2000, the number of authorized shares under the 1994 Plan were reduced from 2,552,198 to 2,012,198 shares. Options granted pursuant to the 1994 Plan typically vest 20% on the date of grant and 20% on each anniversary date thereof.

     Under the 1994 Plan, stock options are awarded based on an individual's level of responsibility within his or her area, such individual's executive development potential and competitive market norms. Options granted under the 1994 Plan are granted at 100% of the fair market value of the stock on the date of grant. During fiscal 2000, 581,050 options were granted under the 1994 Plan.

     See Proposal 3 for information as to the surrender and proposed grant of new options to purchase 735,355 shares of Common Stock under the 1994 Plan.

Directors Plan. For a description of the Directors Plan, see the disclosure set forth under Compensation of Directors herein.

Annual Incentive Plan

     The Annual Incentive Plan is administered by the Compensation Committee and provides incentive cash bonuses to corporate and regional executives. In 2000, the Annual Incentive Plan was tied to plan components comprised of actual levels achieved for EBITDA, collection/service charge revenue, operating expenses and individual initiatives. Incentive earned under each component is calculated independently of the other components and is expressed in terms of a percentage of base salary.

Pension Plan Table

     The following table illustrates the approximate annual pension that the Named Officers (other than Mr. Taura) would receive under the Salaried Employee's Retirement Plan (the "Retirement Plan") if the plan remains in effect and a Named Officer retired at age 65. However, because of changes in the tax laws or future adjustments to benefit plan provisions, actual pension benefits could differ significantly from the amounts set forth in the table.

                                              Estimated Annual Pension
                            --------------------------------------------------------------
                                               (Years of Service)
    Average Annual Salary
   During the Last 5 Years       15          20           25           30            35
  ------------------------- ------------ ----------- ------------ ------------- ----------
           $150,000           $40,500     $54,000      $67,500       $71,250      $75,000
            175,000            47,250      63,000       78,750        83,125       87,500
            200,000            54,000      72,000       90,000        95,000      100,000
            235,840            63,677      84,902      106,128       112,024      117,920

     The above amounts do not reflect the compensation limitations for plans qualified under the Code, effective January 1, 1994. Effective January 1, 2000, annual compensation in excess of $170,000 ($235,840 for 1993) is not taken into account when calculating benefits under the Retirement Plan. Such limitation will not, however, operate to reduce plan benefits accrued as of December 31, 1993.

     If the Named Officers (other than Mr. Taura) remain employees of the Company until they reach age 65, the years of credited service for Messrs. Ransweiler, Muse, Dreiling and Katchen will be as follows: Ransweiler, 24 years; Muse, 16 years; Dreiling, 36 years; and Katchen, 40 years.

     The Retirement Plan is a non-contributory defined benefit plan. Office and supervisory employees of the Company, not covered under another plan, automatically become participants in the plan on the earlier of January 1 or July 1 following completion of 1,000 hours of service in a consecutive twelve-month period. Upon meeting the eligibility requirement, employees are recognized as a participant from the date of commencement of their service with the Company. Eligible employees become fully vested in their benefits after completing five years of service. Benefits under the Plan are calculated on "average monthly pay" based upon the highest 60 consecutive months of the latest 120 months (and subject to the limitations discussed above) and the years of service completed.

     The basic pension benefit is equal to 45% of the employee's average monthly pay, reduced proportionally for years of service less than 25 years. The multiple is increased 0.5% per year for years of service in excess of 25 years to a maximum of 15 additional years.

REPORT OF THE COMPENSATION COMMITTEE

     The following report of the Compensation Committee and the performance graph that appears immediately after such report shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

      The Company's executive compensation program is designed to attract, motivate, reward and retain the executive officers needed to achieve the Company's business objectives, to increase its profitability and to provide value to its stockholders. The program has been structured and implemented to provide competitive compensation opportunities and various incentive awards based on Company and individual performance. The Company's executive compensation program is composed of three principal components: base salary, short term incentive awards and long term incentive awards.

Base Salaries

      The base salaries of the Named Officers are set forth in the Summary Compensation Table located on page 9 of the Proxy Statement. The base salary of Mr. Taura was established and reviewed by the Compensation Committee. Executive positions are grouped by grades which are part of the Company's overall salary structure. The base salaries of senior executives, except those established by employment agreements, are reviewed to determine if adjustment is necessary based on competitive practices and economic conditions. Salaries are adjusted within grade ranges based on individual performance and changes in job content and responsibilities.

Short Term Incentive Awards

      The short-term program, or Annual Incentive Plan, consists of an opportunity for the award of an annual incentive cash bonus in addition to the payment of base salary. In 2000, the Company's Annual Incentive Plan for corporate and division executives was tied to plan components comprised of actual levels achieved for EBITDA, collection/service charge revenue, operating expenses and individual initiatives. Incentive earned under each component is calculated independently of the other components and is expressed in terms of a percentage of base salary.

      In fiscal 2000, the Company did not meet the predetermined threshold established for the payment of cash incentive awards to all employees participating in the Annual Incentive Plan. Under the Annual Incentive Plan, senior executives are entitled to receive annual bonuses of up to 60% of their base salaries. No senior executives or key employees received bonuses in 2000, as the Company as a whole did not meet the predetermined threshold.

Long Term Incentive Awards

      In connection with a Company financial restructuring consummated in December 1993, long term incentive awards in the form of stock options were granted to certain executive officers of the Company under the 1993 Plan. In Fiscal 1997, the Board of Directors suspended the 1993 Plan and no further options are to be issued under such plan.

      Under the 1994 Plan, stock options are awarded based on an individual's level of responsibility within his or her area, such individual's executive development potential and competitive market norms. Options granted under the 1994 Plan are granted at 100% of the fair market value of the stock on the date of grant. During fiscal 2000, 581,050 options were granted under the 1994 Plan, including the options involved in Proposal 2.

March 28, 2001

David Jackson
Bruce Waterfall
Dennis Longmire

PERFORMANCE GRAPH

      Set forth below is a line graph comparing the change in the cumulative total stockholder return on the Company's Common Stock with the cumulative total return of the Nasdaq Stock Market - U.S. Index, the Dow Jones Industrial Pollution Control/Waste Management Index, and the CSFB-Nelson Agribusiness Index for the period from December 30, 1995 to December 30, 2000, assuming the investment of $100 on December 30, 1995 and the reinvestment of dividends.

      The stock price performance shown on the graph only reflects the change in the Company's stock price relative to the noted indices and is not necessarily indicative of future price performance.

COMPARISON OF CUMULATIVE TOTAL RETURN

DARLING COMMON STOCK
NASDAQ STOCK MARKET- U.S.
DOW JONES INDUSTRIAL POLLUTION CONTROL/WASTE MANAGEMENT INDEX
CSFB-NELSON AGRIBUSINESS INDEX

(in this space, paper proxy contains performance graph of cumulative total returns for above)

     The Common Stock first became eligible for trading on the Nasdaq Stock Market on September 8, 1994. On September 12, 1997, the Common Stock began trading on the American Stock Exchange and ceased trading on the Nasdaq Stock Market.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock, as of April 9, 2001, by each person or group within the meaning of Rule 13d-3 under the Exchange Act who is known to the management of the Company to be the beneficial owner of more than five percent of the outstanding Common Stock of the Company and is based upon information provided to the Company by such persons:

                                                             Amount and
                                                              Nature of
                  Name and Address                           Beneficial           Percent
                 of Beneficial Owner                        Ownership (1)        of Class
                 -------------------                        -------------        --------

     Phoenix Partners..................................        260,940              1.67%
     Betje Partners....................................         91,152              0.58%
     Phaeton B.V.I.....................................        182,349              1.17%
     Morgens Waterfall Income Partners.................        233,187              1.50%
     Morgens, Waterfall, Vintiadis and Company, Inc......        273,501(2)           1.75%
     Restart Partners L.P..............................        884,193              5.66%
     Restart Partners II, L.P..........................      1,746,980             11.17%
     Restart Partners III, L.P.........................      1,445,937              9.25%
     Restart Partners IV, L.P..........................        900,369              5.77%
     Restart Partners V, L.P...........................        150,000              0.96%
     MWV Employee Retirement Plan Group Trust..........         96,619              0.62%
     Endowment Restart, L.L.C..........................      1,266,775              8.11%
     Edwin H. Morgens..................................      7,161,882(3)          45.34%
     Bruce Waterfall ..................................      7,246,632(4)          45.63%
     (collectively the "MW Group")
     MW Group
         10 East 50th Street
         New York, NY  10022...........................      7,354,501(5)          46.27%
     CIBC Oppenheimer Corp.
         Oppenheimer Tower
         World Financial Center
         New York, NY  10281...........................      1,573,248             10.09%
     Contrarian Capital  Management, L.L.C.
         411 West Putnam Avenue
         Suite 225
         Greenwich, CT  06830..........................      1,573,248 (6)         10.09%
     Intermarket Corp.
         667 Madison Ave.
         New York, NY  10021...........................      1,473,104              9.45%
  Except as otherwise indicated in footnotes 2, 3, 4, 5 , and 6 hereto, the entities named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.
  Morgens Waterfall Vintiadis and Company, Inc. does not directly own any of the Common Stock or options described in footnote 5 hereto but may be deemed to indirectly beneficially own 273,501 shares of Common Stock, assuming exercise of the options, by virtue of contracts with Phaeton B.V.I. and Betje Partners pursuant to which Morgens Waterfall Vintiadis and Company, Inc. provides investment advisory services.
  Edwin H. Morgens does not have direct beneficial ownership of the Common Stock or options described in footnote 5 hereto. Mr. Morgens may be deemed to indirectly beneficially own 7,161,882 shares of Common Stock, assuming exercise of the options described in the second to last sentence of footnote 5 hereto, by virtue of his positions as managing member of each of MW Management, L.L.C., MW Capital, L.L.C. and Endowment Prime, L.L.C., as general partners of Phoenix Partners and Morgens Waterfall Income Partners and managing member of Endowment Restart, L.L.C., respectively; as Chairman of the Board of Directors and Secretary of Morgens Waterfall Vintiaids and Company, Inc.; as Chairman of the Board of Directors and Secretary of Prime, Inc., as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.
  Bruce Waterfall does have direct beneficial ownership of options for 96,000 shares, of which 84,750 are presently exercisable. He may be deemed to indirectly beneficially own 7,161,882 shares of Common Stock, assuming exercise of the options described in the last sentence of footnote 5 hereto, by virtue of his positions as managing member of each of MW Management, L.L.C., MW Capital, L.L.C. and Endowment Prime, L.L.C., as general partners of Phoenix Partners and Morgens Waterfall Income Partners and managing member of Endowment Restart, L.L.C., respectively; as President, Assistant Secretary and a Director of Morgens Waterfall Vintiadis and Company, Inc.; as President and a Director of Prime, Inc. as general partner of each of Prime Group, L.P., Prime Group II, L.P., Prime Group III, L.P., Prime Group IV, L.P. and Prime Group V, L.P., as general partners of Restart Partners L.P., Restart Partners II, L.P., Restart Partners III, L.P., Restart Partners IV, L.P. and Restart Partners V, L.P., respectively.
  Includes options, which are immediately exercisable, in the following amounts for each entity: Phoenix Partners (6,498 options); Betje Partners (2,322 options); Phaeton B.V.I. (4,620 options); Morgens Waterfall Income Partners (7,014 options); Morgens, Waterfall, Vintiadis and Company, Inc. (6,942 options); Restart Partners L.P. (26,603 options); Restart Partners II, L.P. (52,562 options); Restart Partners III, L.P. (43,500 options); Restart Partners IV, L.P. (27,087 options); MWV Employee Retirement Plan Group Trust (1,680 options); Endowment Restart, L.L.C. (38,114 options), Edwin H. Morgens may be deemed to have indirect beneficial ownership of 208,320 options. Bruce Waterfall has direct beneficial ownership of 96,000 options, of which 84,750 are presently exercisable, and may be deemed to have indirect beneficial ownership of an additional 208,320 options.
  Contrarian Capital Management, L.L.C. does not directly own any of the Common Stock but may be deemed to indirectly beneficially own 1,573,248 shares of Common Stock by virtue of their position as investment advisers to CIBC Oppenheimer Corp. regarding such shares of Common Stock.

Security Ownership of Management

     The following table and the notes thereto set forth certain information with respect to the beneficial ownership of shares of Common Stock of the Company, as of April 9, 2001, by each nominee for director, each Named Officer and by all executive officers and directors as a group:

                                              Former                         Common Stock      Percent
                                 Common      Class A       Unexercised       Beneficially     of Common
  Name of Individual        Stock Owned    Options (1)   Plan Options (2)        Owned (3)   Stock Owned
 --------------------       -----------    -----------   ---------------   ---------------   -----------
Denis J. Taura (5)               30,000        30,000          1,164,750        1,224,750        7.30%
Fredric J. Klink                 90,000             0             84,750          174,750        1.11%
Omer A. Dreiling, II                  0             0            164,832          164,832        1.05%
Joe Colonnetta                        0             0              2,000            2,000            *
Dennis B. Longmire               60,300             0              2,000           62,300            *
James A. Ransweiler               5,000             0            164,832          169,832        1.08%
Bruce Waterfall (4)           6,953,562       208,320             84,750        7,246,632       45.63%
Robert L. Willis                 24,327             0             65,934           90,261            *
Joseph R. Weaver, Jr.                 0             0                  0                0            *
John O. Muse                      7,500             0                  0            7,500            *
Neil Katchen                      5,000             0                  0            5,000            *
Mitch Kilanowski                  3,500             0                  0            3,500            *

All executive officers and
directors as a group          7,179,189       238,320          1,733,848        9,151,357       52.11%
(12 persons)
------------------

* Represents less than one percent of the Common Stock outstanding.

  These Class A options were canceled and the numbers represent options to purchase shares of Common Stock.
  Represents options that have vested and are exercisable as of June 9, 2001.
  Except as otherwise indicated in the columns "Former Class A Options" and footnote 1 thereto and "Unexercised Plan Options" and footnote 2 thereto and in footnote 4 hereto, the persons named in this table have sole voting and investment power with respect to all shares of capital stock shown as beneficially owned by them.
  Based on his management positions with the MW Group, Mr. Waterfall may be deemed to indirectly beneficially own 7,257,882 of the securities listed, assuming exercise of all of the options. See footnote 4 to "Security Ownership of Certain Beneficial Owners" table above.
  "Common Stock Beneficially Owned" includes 540,000 options granted to Mr. Taura on March 15, 2000 and an additional 540,000 options granted to Mr. Taura on December 13, 2000. See Proposal 2.

____________________

Proposal No. 2

AMENDMENTS TO THE 1994 EMPLOYEE FLEXIBLE STOCK OPTION PLAN
AND GRANT OF STOCK OPTIONS TO THE CHIEF EXECUTIVE OFFICER

     The Board of Directors unanimously recommends the ratification of (i) the amendments to the 1994 Plan, and (ii) the grant of stock options to purchase 540,000 shares of Common Stock to Denis J. Taura, the Chairman of the Board of Directors and Chief Executive Officer of the Company, as more fully described below.

1994 Plan

     As of June 7, 1995, the Company adopted the 1994 Plan, pursuant to which stock options (both Nonqualified Stock Options and Incentive Stock Options), may be granted to key employees (the "Participants"). The purpose of the 1994 Plan is to provide the Company a means of retaining and attracting competent personnel by extending to participating officers and key employees of the Company, or of a Subsidiary (as defined herein) of the Company, added long-term incentives for high levels of performance and for unusual efforts designed to improve the financial performance of the Company. For purposes of the Plan, the term `Subsidiary" shall have the meaning set forth in Section 4.24(f) of the Code.

     The 1994 Plan is administered by the Compensation Committee. Until March 28, 2001, the Compensation Committee consisted of Mr. Jackson (Chairman), Dr. Longmire, and Mr. Waterfall. The Compensation Committee determines persons to be granted stock options and the terms and conditions of any stock options.

     The maximum number of shares with respect to which stock options may be granted under the 1994 Plan is 2,012,198. The Compensation Committee determines, in its discretion, the number of shares of Common Stock with respect to which a Participant may be granted stock options. The Compensation Committee may grant to Participants either Incentive Stock Options or Nonqualified Stock Options or any combination thereof. Each option granted under the 1994 Plan designates the number of shares covered thereby, if any, with respect to which the option is an Incentive Stock Option, and the number of shares covered thereby, if any, with respect to which the option is a Nonqualified Stock Option.

     The Compensation Committee determines and designates which employees of the Company will receive stock options. Incentive Stock Options may be granted only to employees of the Company, which include officers and directors who are also employees of the Company.

     The Compensation Committee, in its discretion, establishes the price per share for which the shares covered by the option may be purchased. Any Incentive Stock Option granted under the 1994 Plan will have an exercise price of not less than 100 percent of the fair market value of the shares on the date on which such option is granted. With respect to an Incentive Stock Option granted to a Participant who owns more than 10 percent of the total combined voting stock of the Company or of any parent or subsidiary of the Company, the exercise price for such option must be at least 110 percent of the fair market value of the shares subject to the option on the date the option is granted. A Nonqualified Stock Option granted under the 1994 Plan (i.e., an option to purchase the Common Stock that does not meet the requirements under the Internal Revenue Code of 1986, as amended (the "Code") for Incentive Stock Options) must have an exercise price of at least the par value of the stock.

     The Company has registered the issuance of all options and all shares issuable upon exercise of the options on Form S-8 under the Securities Act.

     The stock options expire not more than 10 years from the date of granting thereof; provided, however, that with respect to an Incentive Stock Option granted to a Participant who, at the time of the grant, owns more than 10 percent of the total combined voting stock of all classes of stock of the Company or of any parent or subsidiary, such option shall expire not more than five years after the date of granting thereof.

     If the employment of a Participant terminates, the Compensation Committee may permit the exercise of stock options granted to such Participant (i) for a period not to exceed three months following termination of employment with respect to Incentive Stock Options if termination of employment is not due to death or permanent disability of the Participant; (ii) for a period not to exceed one year following termination of employment with respect to Incentive Stock Options if termination of employment is due to the death or permanent disability of the Participant; and (iii) for a period not to extend beyond the expiration date with respect to Nonqualified Stock Options.

Amendments to the 1994 Plan

     A copy of the 1994 Plan marked to show changes, is attached as Exhibit 2. Summarized below are the principal amendments to the 1994 Plan and the reasons therefor.

  The annual limit language in Section 1.4 has been revised to place minimal restrictions on awards under the 1994 Plan while still ensuring that such awards are exempt from the $1 million limit on deductible compensation for certain executives under Code Section 162(m). This Section would now limit the number of options to be granted to an individual in any year to 600,000 (instead of 200,000). This is necessary in connection with the grant by the Board of options involved in Proposal 2.
  The Committee should have the flexibility to revise the form of option agreement as it sees fit. Accordingly Exhibits A and B, which contained the form agreements, and Section 2.2 have been amended to delete references to such exhibits. This is necessary in connection with the grant by the Board of options involved in Proposal 2. The language in Section 2.5 requiring a minimum six-month vesting period, as well as the language in Section 3.3 on withholding of shares to pay taxes, have been deleted as they are no longer required under the SEC's Rule 16b-3, as recently revised.
  The language in Section 2.5 requiring a minimum six-month vesting period, as well as the language in Section 3.3 on withholding of shares to pay taxes, have been deleted as they are no longer required under the SEC's Rule 16b-3, as recently revised.
  In Section 2.5 a provision has been added stating that any Company stock used to pay the exercise price of an option must have been held by the optionee for at least six months. This provision has been added because if such shares have been held for less than six months, an adverse accounting treatment may result from such an exercise.
  Section 2.6 has been amended to give the Committee the ability to provide in a nonqualified stock option agreement that the option may be transferred. The Committee would normally limit such a transfer to a gift to family members or a trust for the benefit of family members, thus permitting the executive to utilize a fairly recent estate planning technique. Incentive stock options, however, may not be transferred. This change is necessary in connection with the option grant described in Proposal 2.
  Subsections 2.7(a)-(d) have been revised to give the Committee the flexibility to permit post-termination exercise periods in excess of the periods formerly mandated under these subsections. This change is necessary in connection with the option grant described in Proposal 2.
  The amendment to Section 3.2 makes it clear that a transfer between the Company and its subsidiaries and Affiliates will not result in a termination, but that the sale of the Company's interest in such an entity will be treated as a termination.
  The amendment to Section 3.4 simplifies the procedure to amend the 1994 Plan to state that shareholder approval of a 1994 Plan amendment will be obtained when such approval is required under applicable laws or regulations. Since these shareholder approval requirements have changed in recent years, this more flexible language is preferred.

     The other changes to the 1994 Plan are fairly minor and were made primarily to comply with current law or to conform the rest of the document to the changes described above.

CEO Option

     On December 13, 2000, Denis Taura and the Company entered into an option agreement under the 1994 Plan whereby the Company granted Mr. Taura options to buy 540,000 shares of Common Stock at an exercise price equal to $0.50 (fifty cents) per share (the closing market price thereof on that date). Such options shall be exercisable immediately and shall expire on the tenth anniversary of the date of grant unless prior to September 30, 2001 Mr. Taura voluntarily severs his relationship as an officer and director ("Continued Service Requirement"), in which case the options shall be cancelled (excluding changes of control of the Company). A copy of the December 13, 2000 option agreement referred to above is attached as Exhibit 3.

     On March 15, 2000, the Company granted options to buy 540,000 shares of Common Stock outside the 1994 Plan at an exercise price equal to $1.750 (one dollar and seventy-five cents) per share (the closing market price on that date) and Mr. Taura agreed to continue to serve as the Company's Chairman and Chief Executive Officer until September 1, 2000. The other terms of options granted in March 2000 are identical to the terms of the options granted in December 2000, except that the Continued Service Requirement with respect to the March 2000 options expired on September 1, 2000.

     The Board of Directors unanimously recommends (with Mr. Taura abstaining) that stockholders approve Proposal 2. Directors or their affiliates who own approximately 45.8% of the outstanding Common Stock have indicated that they intend to vote for Proposal 2.

____________________

Proposal No. 3

AUTHORIZE BOARD OF DIRECTORS TO
GRANT TO EMPLOYEE OPTION HOLDERS
OPTIONS EQUAL TO SURRENDERED OPTIONS

     On December 1, 2000 the holders of a total of 735,355 options to purchase shares of Common Stock under the 1994 Plan surrendered such options. Such holders constituted more than 90% of the option holders under the 1994 Plan at that date. The Company announced its intention, subject to shareholder authorization, to grant such holders on or after June 4, 2001 a number of new options equal to the surrendered options at 100% of the then fair market value of the Common Stock, provided the optionee is then employed by the Company. The Company believes that by having no legal obligation to grant new options and by waiting more than six months to issue new options, it will avoid the adverse accounting treatment which would otherwise be involved in the repricing of stock options.

     The Company believes that the key employees, who would receive the new options, have been crucial to the significant changes that have been made in the Company's operations to adjust to the decline in the Company's finished goods prices. The Company's employees have been critical to the implementation of the Company's cost reductions, its response to significantly increased energy costs and recapture of part of the Company collection costs. In fiscal year 2000, the Company's operating cash flow improved $4.9 million (or 23.2%) over the fiscal year 1999. The grant of the new options (assuming stockholder approval) would provide continuing incentives for such key employees.

     The Company's Board decided to submit Proposal 3 for a stockholder vote even though the Company's outside counsel advised that Proposal 3 does not require stockholder approval. A majority of the shares voting on Proposal 3 at the Annual Meeting is necessary to approve Proposal 3.

     The Board of Directors unanimously recommends that stockholders approve Proposal 3. Directors (including their affiliates) who owned 45.8% of the Company's common stock (as of the record date) have indicated their intention to vote for Proposal 3.

Federal Income Tax Consequences

     The following is a general summary of the income tax consequences to the Company and the Participants of the grant and exercise of stock options granted under the 1994 Plan. Such tax consequences are based upon the current provisions of the Code, all of which are subject to change, which change could be retroactive.

     The 1994 Plan provides for the grant of options which are Incentive Stock Options within the meaning of Section 422 of the Code and Nonqualified Stock Options, which are options that do not qualify as Incentive Stock Options.

     In general, under the Code there is no taxable income to a Participant upon the grant of a Nonqualified Stock Option. Upon the exercise of a Nonqualified Stock Option, the Participant recognizes ordinary income equal to the excess of the fair market value of the stock on the date of exercise over the exercise price paid for the stock pursuant to the Nonqualified Stock Option, unless the stock is subject to a substantial risk of forfeiture. If the stock is subject to a substantial risk of forfeiture, the Participant generally does not recognize income until the restrictions lapse, although the Participant may elect to recognize income on the date of exercise by making a timely election under the Code. The Company generally obtains a tax deduction equal to the amount of income recognized by the Participant at the time such income is recognized by the Participant, subject to compliance with applicable provisions of the Code. The Company generally obtains a tax deduction equal to the amount of income recognized by the Participant at the time the income is recognized by the Participant, subject to compliance with applicable provisions of the Code. The Participant generally acquires a tax basis in the stock acquired pursuant to the exercise of the Nonqualified Stock Option equal to the fair market value of the stock on the date of exercise. Upon the subsequent disposition of the stock, the Participant would recognize capital gain or loss, assuming the stock was a capital asset in the Participant's hands, equal to the difference between the tax basis of the stock and the amount realized upon disposition. If the stock was held for less than 12 months, the capital gain, if any, recognized by the Participant on a disposition would be eligible for the maximum federal income tax rate of 28 percent; if the stock was held for more than 12 months, the capital gain, if any, recognized by the Participant on a disposition would be eligible for the maximum federal income tax rate of 20 percent.

     Under the Code, there is no taxable income to a Participant upon the grant or exercise of Incentive Stock Options. Upon exercise, the Participant acquires a tax basis in the stock acquired equal to the exercise price of the option. Under the Code, a Participant must satisfy employment and holding period requirements for Incentive Stock Option treatment. In general, an Incentive Stock Option must be exercised while the Participant is an employee of the Company or within three months following termination of employment, except in cases of death or disability. The holding period requirements for Incentive Stock Option treatment are as follows: the stock acquired upon exercise of an Incentive Stock Option must be held until at least two years from the date of grant of the option and for at least one year from the exercise of the option. If the foregoing requirements are met, the Participant does not recognize ordinary income in connection with the Incentive Stock Option and the Company does not obtain a deduction for compensation paid to the Participant with respect to such option. Upon the subsequent disposition of the stock, the Participant would recognize capital gain or loss, assuming the stock was a capital asset in the Participant's hands, equal to the difference between the tax basis of the stock and the amount realized upon disposition. If the stock was held for more than 12 months, the capital gain, if any, recognized by the Participant on a disposition would be eligible for the maximum federal income tax rate of 20 percent.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

     Section 16(a) of the Exchange Act requires that Company directors, executive officers and persons who own more than 10% of the Common Stock file initial reports of ownership and reports of changes in ownership of Common Stock with the Securities and Exchange Commission. Officers, directors and stockholders who own more than 10% of the Common Stock are required by the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) reports they file.

     To the Company's knowledge, based solely on the review of the copies of such reports furnished to the Company and written representations that no other reports were required, all reports required by Section 16(a) of the Exchange Act were filed on a timely basis, except for the following: (1) a Form 4 for a grant of options received by Dennis Longmire from the Company; and (2) a Form 3 for a grant of options received by Joe Colonnetta from the Company. A Form 3 and a Form 4 were filed late for the two aforementioned persons. Other than the aforementioned late filings and late transactions, all Section 16(a) filing requirements applicable to its officers, directors and 10% stockholders were complied with.

REPORT OF THE AUDIT COMMITTEE

     The following report of the Audit Committee shall not be deemed to be soliciting material or to be filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities Exchange Act of 1934 or incorporated by reference in any document so filed.

     Under the guidance of a written charter adopted by the Board of Directors (which is attached as Exhibit 1 to this Proxy Statement), the Audit Committee oversees the Company's financial reporting process on behalf of the Company's Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls.

     In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the 2000 Annual Report with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under auditing standards generally accepted in the United States. In addition, the Audit Committee has discussed with the independent auditors the auditors' independence from the Company and its management, including the matters in the written disclosures and letter which were received by the Audit Committee from the independent auditors as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and considered the compatibility of non-audit services with the auditor's independence.

     The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during the fiscal year ended December 30, 2000.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 30, 2000 for filing with the Securities and Exchange Commission. The Audit Committee has recommended, and the Board has approved, the selection of the Company's independent auditors.

March 28, 2001

Joe Colonnetta
Fred Klink
Bruce Waterfall

Audit Fees; Financial Information Systems Design and Implementation Fees; All Other Fees

     In addition to performing the audit of the Company's consolidated financial statements, KPMG LLP has provided various other services during fiscal 2000. The aggregate fees billed for fiscal 2000 for each of the following categories of services are set forth below:

Audit and review of the Company's 2000 financial statements: $158,500. All other services: $37,416.

     KPMG LLP has not provided any information technology services to the Company during fiscal 2000. The fee set forth above for "other services" includes audits of employee benefit plans, internal audit services and tax consultation.

     The Audit Committee has reviewed summaries of the services provided by KPMG LLP and the related fees and has considered whether the provision of non-audit services is compatible with maintaining the independence of KPMG LLP.

     On recommendation of the Audit Committee, the Board has appointed KPMG LLP to audit the 2001 financial statements.

INDEPENDENT AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has appointed KPMG LLP as the Company's independent auditors for the fiscal year ending December 29, 2001. A representative of KPMG LLP will be present at the Meeting to answer any appropriate questions and to make a statement if he desires to do so.

OTHER MATTERS

     The management of the Company is not aware of any other matters to be presented for action at the Meeting; however, if any such matters are properly presented for action, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the 2002 annual meeting of stockholders of the Company must be received by the Secretary of the Company at the Company's principal executive office no later than January 1, 2002, in order to be included in the proxy statement and form of proxy for such meeting.

By Order of the Board of Directors

Joseph R. Weaver, Jr.
Secretary

April 20, 2001
Irving, Texas

     STOCKHOLDERS ARE URGED, REGARDLESS OF THE NUMBER OF SHARES OF COMMON STOCK OF THE COMPANY OWNED, TO FILL IN, SIGN, DATE AND MAIL THE ENCLOSED PROXY. YOUR COOPERATION IN GIVING THESE MATTERS YOUR IMMEDIATE ATTENTION AND IN RETURNING YOUR PROXY PROMPTLY IS APPRECIATED.

____________________________________________________________________

PROXY CARD

DARLING INTERNATIONAL INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
MAY 16, 2001

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned stockholder of DARLING INTERNATIONAL INC., a Delaware corporation (the "Company"), does hereby constitute and appoint Denis J. Taura and Joseph R. Weaver, or either one of them, with full power to act alone and to designate substitutes, the true and lawful proxies of the undersigned for and in the name and stead of the undersigned, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders to be held at the Company's headquarters, 251 O'Connor Ridge Boulevard, Suite 300, Irving, Texas 75038, on May 16, 2001 at 10:00 a.m., local time, and at any and all adjournments and postponements thereof (the "Annual Meeting"), on all matters that may come before such Annual Meeting. Said proxies are instructed to vote on the following matters in the manner herein specified

(CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 and 3.

Please mark votes as in this example. [X]

1.  ELECTION OF DIRECTORS (Proposal 1)

                                               VOTE FOR ALL*      WITHHOLD FOR ALL
                                                     [   ]               [   ]

     Nominees:

               Denis J. Taura
               Dennis B. Longmire
               Joe Colonnetta
               James A. Ransweiler
               Bruce Waterfall
               Fredric J. Klink

     * To withhold authority to vote for one or more nominee(s), write the name(s) of the nominee(s) below:

2.  PROPOSAL TO APPROVE CERTAIN AMENDMENTS TO THE 1994 PLAN AND RATIFY THE GRANT OF OPTIONS TO THE COMPANY'S
    CHIEF EXECUTIVE OFFICER (Proposal 2)
                                                         FOR               AGAINST            ABSTAIN
                                                         [  ]               [  ]               [  ]

3.  PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO GRANT UNDER THE 1994 PLAN ON OR AFTER JUNE 4, 2001
    OPTIONS TO PURCHASE 735,355 SHARES OF COMMON STOCK AT 100% OF FAIR MARKET VALUE ON SUCH DATE TO KEY
    EMPLOYEES WHO SURRENDERED AN EQUAL NUMBER OF OPTIONS ON DECEMBER 1, 2000 (Proposal 3)
                                                         FOR               AGAINST            ABSTAIN
                                                         [  ]               [  ]               [  ]

4.  OTHER MATTERS

    In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting.

IF THIS PROXY IS PROPERLY EXECUTED, THE SHARES OF COMMON STOCK COVERED HEREBY WILL BE VOTED AS SPECIFIED HEREIN. IF NO SPECIFICATION IS MADE, SUCH SHARES WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 3 AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

NOTE: PLEASE DATE THIS PROXY, SIGN YOUR NAME EXACTLY AS IT APPEARS HEREON, AND RETURN PROMPTLY USING THE ENCLOSED POSTAGE PAID ENVELOPE. JOINT OWNERS SHOULD EACH SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH.

The undersigned hereby revokes all previous Proxies and acknowledges receipt of the Notice of Annual Meeting dated April 20, 2001, the Proxy Statement attached thereto and the Annual Report of the Company for the fiscal year ended December 30, 2000 forwarded therewith.

DATED:_______________________

Signature:_____________________

Signature:_____________________

Please mark, date, sign and return this Proxy promptly using the enclosed envelope. If stock is held in the names of joint owners, each should sign. Persons signing as an attorney, executor, administrator, guardian, trustee, corporate officer or in any other fiduciary or representative capacity should give full title.